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                                                                    Exhibit 4.21



NEITHER THE STOCK PURCHASE WARRANT NOR THE COMMON STOCK ISSUABLE UPON EXERCISE OF THE STOCK PURCHASE WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER ANY STATE SECURITIES ACT AND CANNOT BE SOLD, TRANSFERRED, OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER SUCH ACTS OR UNLESS EXEMPTIONS FROM REGISTRATION ARE AVAILABLE.


                            STOCK PURCHASE WARRANT

     This Warrant is issued this 1/st/ day of March, 1998, by MASTER GRAPHICS, INC., a Delaware corporation (the "Company") and JOHN P. MILLER ("Shareholder"), to HAP HEDERMAN, JR. (Hap Hederman and any subsequent assignee or transferee hereof is hereinafter referred to as "Holder").


                                  AGREEMENT:

     1.   ISSUANCE OF WARRANT; TERM.  In the event that (a) Company or any of
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Company's successors or assigns (an "Affiliated Entity") shall cause to be made or shall be involved in a public offering of its stock (an "IPO") within ten
(10) years from the date hereof, and (b) there has been no acquisition or merger of the Company prior to the time of the IPO as described in Paragraph 7 hereunder, Holder shall have the right to acquire from the Company Common Stock of the Company at a price equal to the IPO price, with the maximum number of shares which Holder shall have the right to purchase to be determined as follows:

     $703,500 divided by Initial IPO Price Per Share = Maximum Number of Option Shares

The shares of Common Stock issuable upon exercise of this Warrant are hereinafter referred to as the "Shares." The option described pursuant to this Paragraph 1 shall only be exercisable during the ten (10) year period commencing with the date of the successful completion of the IPO (the "Exercise Period"). The exercise of, or the failure to exercise, this Warrant during the Exercise Period shall terminate all other rights of Holder hereunder.

     2.   EXERCISE PRICE.  The exercise price (the "Exercise Price") per Share
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for which all or any of the Shares may be purchased pursuant to the terms of this Warrant shall be the IPO price.

     3.   EXERCISE. Prior to the exercise of all or any part of this Warrant,
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Holder shall give thirty (30) days prior written notice ("Holder Notice") of his intent to exercise to the Company at 6075 Poplar Avenue, Memphis, Tennessee 38119, or such other address as the Company shall designate in a written notice to the Holder hereof. Within five (5) days after receipt of such notice, the Company shall deliver to Holder: any Prospectus used by the Company during the year in which the Holder Notice is received, together with all supplemental information required to insure that such prospectus does not omit to state or misstate a material fact; its Annual Reports on Form 10-K, if any, for the Company's most recently completed fiscal year; all Quarterly Reports on Form 10-Q, if
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any, filed by the Company during its current fiscal year; and all Current
Reports on Form 8-K, if any, filed by the Company during its current fiscal year. Holder shall have until the thirtieth (30/th/) day from the date of the Holder Notice to rescind such notice. If Holder does not elect to rescind the Holder Notice, then on or within five (5) days after such thirtieth (30/th/) day, Holder shall deliver to Company (the "Exercise Delivery"): (i) this
Warrant, (ii) a signed statement indicating the number of Shares to be purchased, and (iii) either (A) a certified check in the amount of the Exercise Price or (B) that certain promissory note dated of even date herewith in the original principal amount of __________________ between the Company and Holder, along with a signed statement directing the Company to cancel that portion of such promissory note which is equal to the Exercise Price. Upon receipt of the Exercise Delivery, the Company shall as promptly as practicable, and in any event within fifteen (15) days thereafter, execute and deliver, or cause to be executed and delivered to Holder a certificate or certificates for the total number of whole Shares for which this Warrant is being exercised. If this Warrant is exercised with respect to less than all of the Shares, (i) the Company shall issue a new warrant for the remaining shares covered by this Warrant and (ii) if the Promissory Note is used to fund the Exercise Price, the Company shall issue a replacement promissory note with an appropriate adjustment to the principal amount.

     4.   COVENANTS AND CONDITIONS.  The above provisions are subject to the
          ------------------------
following:

          (a)  Neither this Warrant nor the Shares have been registered under
     the   Securities Act of 1933, as amended ("Securities Act") or any state securities laws ("Blue Sky Laws"). This Warrant has been acquired for investment purposes and not with a view to distribution or resale and may not be sold or otherwise transferred without (i) an effective registration statement for such Warrant under the Securities Act and such applicable Blue Sky Laws, or (ii) an opinion of counsel, which opinion and counsel shall be reasonably satisfactory to the Company and its counsel, that registration is not required under the Securities Act or under any applicable Blue Sky Laws. Transfer of the Shares issued upon the exercise of this Warrant shall be restricted in the same manner and to the same extent as the Warrant and the certificates representing such Shares shall bear substantially the following legend:

          THE SHARES OF COMMON STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAW AND MAY NOT BE TRANSFERRED UNTIL (I) A REGISTRATION STATEMENT UNDER THE ACT AND SUCH APPLICABLE STATE SECURITIES LAWS SHALL HAVE BECOME EFFECTIVE WITH REGARD THERETO, OR
          (II) IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, REGISTRATION UNDER SUCH SECURITIES ACTS AND SUCH APPLICABLE STATE SECURITIES LAWS IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER.

     The Holder hereof and the Company agree to execute such other documents and instruments
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     as counsel for the Company reasonably deems necessary to effect the compliance of the issuance of this Warrant and any Shares upon exercise hereof with applicable federal and state securities laws.

          (b)  The Company covenants and agrees that all Shares which may be
     issued upon   exercise of this Warrant will, upon issuance and payment
     therefor, be legally and validly issued and outstanding, fully paid and nonassessable, free from all taxes, charges and preemptive rights, if any, with respect thereto or to the issuance thereof. The Company shall at all times reserve and keep available for issuance upon the exercise of this Warrant such number of authorized but unissued shares of Common Stock as will be sufficient to permit the exercise in full of this Warrant.

     5.   TRANSFER OF WARRANT.  Subject to the provisions of Section 4 hereof,
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this Warrant may only be transferred, in whole or in part, to a spouse or lineal descendent of the original holder hereof or to a trust or other entity owned by or directly benefitting the original holder hereof, his spouse or a lineal descendant. Transfer in accordance with this Section 5 must be made by presentation of the Warrant to the Company with written instructions for such transfer. Upon such presentation for transfer, the Company shall promptly execute and deliver a new Warrant or Warrants in the form hereof in the name of the assignee or assignees and in the denominations specified in such instructions. The Holder shall pay all expenses incurred by the Company in connection with the preparation, issuance and delivery of Warrants under this Section.

     6.   WARRANT HOLDER NOT SHAREHOLDER.  Except as otherwise provided herein,
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this Warrant does not confer upon the Holder, as such, any right whatsoever as a shareholder of the Company.

     7.   RIGHTS UPON SALE OR MERGER.
          --------------------------

          (a) Shareholder shall not enter into any transaction that would result in the merger or acquisition of the Company unless prior to such sale such Shareholder shall give notice to Holder of its intention to effect such sale in order that Holder may exercise its rights under this
     Section 7 as hereinafter described. Such notice shall set forth the principal terms of the merger of acquisition.

          (b) In the event of any acquisition or merger of Company or an Affiliated Entity, pursuant to which the Shareholder receives shares of stock of any company (the "Surviving Entity") during the ten year period commencing with the date hereof, Holder shall have the option to acquire from Shareholder for a purchase price per share equal to the price per share determined in connection with such acquisition or merger, a maximum number of shares up to that number pursuant to which the purchase price would equal $703,500, with the maximum number of shares which Holder shall have the option to purchase to be determined as follows:

     $703,500 divided by Price Per Share of Acquiring Entity = Maximum Number of Option Shares
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          (c)  The option described in this Section 7 shall only be exercisable within ten (10) years from the date of a merger or acquisition, provided there has been no IPO prior to the time of the merger or acquisition. The exercise of, or the failure to exercise, this Warrant in conjunction with an acquisition or merger of the Company or an Affiliated Entity shall terminate all other rights of Holder hereunder.

     8.   ANTI-DILUTION PROVISIONS.
          ------------------------

     (a) If the Company shall at any time subdivide its outstanding shares of Common Stock (or other securities at the time receivable upon the exercise of the Warrant) by recapitalization, reclassification or split-up thereof, or if the Company shall declare a stock dividend or distribute shares of Common Stock subject to this Warrant immediately prior to such subdivision shall be proportionately increased, and if the Company shall at any time combine the outstanding shares of Common Stock by recapitalization, reclassification or combination thereof, the number of shares of Common stock subject to this Warrant immediately prior to such combination shall be proportionately decreased. Any such adjustment and adjustment to the Exercise Price pursuant to this Section shall be effective at the close of business on the effective date of such subdivision or combination or if any adjustment is the result of a stock dividend or distribution then the effective date for such adjustment based thereon shall be the record date therefor.

     (b) Whenever the number of shares of Common stock purchasable upon the exercise of this Warrant is adjusted, as provided in this Section, the Exercise Price shall be adjusted to the nearest cent by multiplying such Exercise Price immediately prior to such adjudstment by a fraction (x) the numerator of which shall be the number of shares of Common Stock purchasable upon the exercise immediately prior to such adjustment, and (y) the denominator of which shall be the number of shares of Common Stock so purchasable immediately thereafter.

     9.   ARTICLE AND SECTION HEADINGS. Numbered and titled article and section
          ----------------------------
headings are for convenience only and shall not be construed as amplifying or limiting any of the provisions of this Warrant.

     10.  NOTICE.  Any and all notices, elections or demands permitted or
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required to be made under this Warrant shall be in writing, signed by the party giving such notice, election or demand and shall be delivered personally, telecopied, telexed, or sent by certified mail or overnight via nationally recognized courier service (such as Federal Express), to the other party at the address set forth below, or at such other address as may be supplied in writing and of which receipt has been acknowledged in writing. The date of personal delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery or telecopy or two (2) business days after the date of mailing (or the next business day after delivery to such courier service), as the case may be, shall be the date of such notice, election or demand. For the purpose of this Warrant:

The Address of Holder is:     Hap Hederman
                              500 Steed Road
                              P. O. Box 6100
                              Ridgeland, Mississippi 39158
                              Facsimile No.: (601) 853-7332
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with a copy to:               Butler, Snow, O'Mara, Stevens & Cannada
                              17/th/ Floor
                              Deposit Guaranty Plaza
                              210 East Capitol Street
                              Jackson, Mississippi 39201
                              Attention: Don Cannada, Esq.

The Address of Company is:    Master Printing Holding Co.
                              2500 Lamar Avenue
                              Memphis, TN  38114
                              Attention: John Miller

with a copy to:               Black Bobango & Morgan
                              530 Oak Court Drive, Suite 345
                              Memphis, TN  38117
                              Attention: Michael P. Morgan

     11.  SEVERABILITY.  If any provisions(s) of this Warrant or the application
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thereof to any person or circumstances shall be invalid or unenforceable to any extent, the remainder of this Warrant and the application of such provisions to other persons or circumstances shall not be affected thereby and shall be enforced to the greatest extent permitted bylaw.

     12.  ENTIRE AGREEMENT.  This Warrant between the Company and Holder
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represents the entire agreement between the parties concerning the subject matter hereof, and all oral discussions and prior agreement are merged herein.

     13.  GOVERNING LAW AND AMENDMENTS.  This Warrant shall be construed and
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enforced under the laws of the State of Mississippi applicable to contracts to be wholly performed in such State. No amendment or modification hereof shall be effective except in a writing executed by each of the parties hereto.

     14.  COUNTERPARTS.  This Warrant may be executed in any number of
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counterparts and be different parties to this Warrant in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same Warrant.

     15.  JURISDICTION AND VENUE.  The Company hereby consents to the
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jurisdiction of the courts of the State of Tennessee and the State of
Mississippi and the United States District Court for the Western District of Tennessee and the Southern District of Mississippi, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations arising under this Agreement or with respect to the transactions contemplated hereby, and expressly waives any and all objections it may have as to venue in any of such courts.
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     IN WITNESS WHEREOF, the parties hereto have set their hands as of the date first above written.

          COMPANY:            MASTER GRAPHICS, INC.,
          -------
                              a Delaware corporation



                              By: /s/ John P. Miller
                                  -----------------
                              Title: President



          HOLDER:             /s/ Hap Hederman
          ------              ----------------
                              Hap Hederman

     IN WITNESS WHEREOF, the undersigned has executed or caused this Warrant to be executed as of the date first above written for the purpose of agreeing only to the terms and conditions of Section 7 hereof.


          SHAREHOLDER:        /s/ John P. Miller
          ------------        ------------------
                              John P. Miller